EXHIBIT 5
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                                      May 12, 2005


   Franklin Electric Co., Inc.
   400 East Spring Street
   Bluffton, Indiana 46714

        RE:  REGISTRATION ON FORM S-8 OF 916,300 SHARES OF
             COMMON STOCK, $0.10 PAR VALUE PER SHARE, AND THE
             RELATED COMMON STOCK PURCHASE RIGHTS ("COMMON
             STOCK")
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   Ladies and Gentlemen:

        We have acted as counsel to Franklin Electric Co., Inc., an Indiana corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 916,300 shares of Common Stock to be offered and sold pursuant to the terms of the Franklin Electric Co., Inc. Stock Plan (the "Plan").

        In this connection, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein. Based upon the foregoing, it is our opinion that those shares of Common Stock that are originally issued shares will be, when issued in accordance with the terms of the Plan, legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,

                            SCHIFF HARDIN LLP




                            By: /s/ Robert J. Regan
                               --------------------------
                                 Robert J. Regan